                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Fidelity National Financial, Inc.

        We consent to incorporation by reference in the Registration Statements (No. 33-11321, 33-32853, 33-15027, 33-34300, 33-45709, 33-45272, 33-15008,
33-56514, 33-64834, 33-64836, 33-83026, 33-61983, 333-32806, 333-48411,
333-61111, 333-64229, 333-52744, 333-89163, 333-83054,333-68690) on Form S-8 of
Fidelity National Financial, Inc. of our reports dated February 13, 2002, relating to the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2001 and 2000 and the related Consolidated Statements of Earnings, Comprehensive Earnings, Stockholders' Equity and Cash Flows and related schedules for each of the years in the three-year period ended December 31, 2001 which reports appear in the December 31, 2001 Annual Report on Form 10-K of Fidelity National Financial, Inc.

                                            KPMG LLP

Los Angeles, California
March 27, 2002